28117851.5 DATED 1 � Ottobif (1) MOUNTPARK LOGISTICS EU 2017 23 S.A.R.L (2) CONEXUS LIMITED (3) PFSWEB, INC. AGREEMENT FOR LEASE 2018 UNIT 7, MOUNTPARK SOUTHAMPTON, WIDE LANE, SOUTHAMPTON,SO182NQ

1. Z,. 3.a 1a � 2a L 8. l1.. 1Q,_ • 11. jl. ll. 14. ll. 1§. .1L 11!. 1l1.. ZQ.. • 21117"1.I CONTENTS DEFINITIONS AND INTERPRETATION ................................................................................. 1 AGREEMENT FOR LEASE .................................................. ................................................. 8 I!ILE ..................................................................................................................................... 9 ENCUMBRANCES ............................................................................................................... 10 THE LEASE ........................................................................................................... ............. 11 MEASUREMENT OF THE INTERNAL AREA ......................................................... .. ......... 11 CONFIDENTIALITY ................................................................................. ........................... 12 GUARANTEE ....................................................................................................................... 12 TERMINATION ......................................................... ........................................................... 13 EFFECT OF TERMINATION .................... ... .... ............................................ ..................... 13 LANDLORD'S LIABILITY............................. . .............................................................. 13 NON-ASSIGNMENT ............................................................................................................. 14 ENTIRE AGREEMENT ............. ........................................................................................... 14 NON-MERGER .......................................... ...................... .................................................. 14 � ................................................................................... .................................................. 14 NOTICES .................................................................. ....... .................................................. 15 INTEREST ........................................................................ .................................................. 15 MONEY LAUNDERING .............. ...................................... ....... .......................................... 15 CONTRACTS /RIGHTS OF THIRD PARTIES} ACT 1999 .. ... ... ............... 16 JURISDICTION ................................................................ ..... ............................................. 16

DATE 15 October **2018**

PARTIES

(1) **MOUNTPARK LOGISTICS EU 2017 23 S.A.R.L.** a Luxembourg private limited liability company (*société à responsabilité limitée)* with its registered office at 18, rue Robert Stumper, L-2557 Luxembourg, being registered with the Luxembourg Register of Commerce and Companies (*Registre de commerce et des sociétés*) under number 0218933 and with a share capital of £12,000 (the **Landlord**);

(2) **CONEXUS LIMITED** incorporated and registered in England and Wales with company number 03616118 with its registered office at Eastlands One, London Road, Basingstoke, Hampshire RG21 4FB (the **Tenant**); and

(3) **PFSWEB, INC.** incorporated and registered in the State of Delaware in the United States of America with file number 3062550, whose registered office in Delaware is 251 Little Falls Drive, Wilmington, DE 19808 and address is at 505 Millennium Drive, Allen, Texas TX75013 USA (the **Guarantor**).

IT IS AGREED

1. **DEFINITIONS AND INTERPRETATION**

1.1 In this agreement, including the schedules, the following definitions shall apply unless the context otherwise requires:

Access Date
the date the Tenant takes access to or occupies the Property;

Actual Completion
actual completion of the grant of the Lease and **Date of Actual Completion** is to be interpreted accordingly;

Adjoining Property
the property developed and being developed by the Landlord known as Mountpark Southampton, Wide Lane, Southampton, SO18 2NQ shown for identification purposes only edged blue on the plan attached to the Lease;

Applicable Law
any one or more of the following:

(a) any Acts of Parliament, European legislation and any statutory instruments, rules, orders, regulations, notices, directions, bye-laws, permissions and plans for the time being made under or deriving validity from any Act of Parliament or European legislation; and

(b) any regulations, orders, bye-laws or codes of practice of any local or statutory authority having jurisdiction over the Landlord's Works;

Approved Planning Permission
the planning permission for the Landlord's Works including approval of use, whether or not reserving approval for landscaping and materials;

Architect
Michael Sparks trading as Michael Sparks Associates of 11 Plato Place, St Dionis Road, London SW6 4TU or such other architect appointed by the Landlord or the Building Contractor;

Basic Rent
the sum per annum calculated by multiplying the Internal Area by £9.25;

Building
the building to be constructed on the Property as part of the Landlord's Works;

28617851.5

1

Building Contract
the building contract for carrying out the Landlord's Works to be entered into by the Landlord and the Building Contractor in the form of the JCT Design and Build Contract 2016 edition together with such amendments or variations as the Landlord may reasonably require;

Building Contractor
Winvic Construction Limited (Company number 04135363) whose registered office is at Brampton House, 19 Tenter Road, Moulton Park, Northampton, NN3 6PZ or such other building contractor as the Landlord appoints as the building contractor for the purposes of the Landlord's Works;

CDM Regulations
the Construction (Design and Management) Regulations 2015;

Civil and Structural Engineer
Complete Design Partnership Limited (company number 03866200) whose registered office is at Charford Lodge, Rock Hill, Bromsgrove, Worcestershire B61 7LH or such other structural engineer appointed by the Landlord or the Building Contractor;

Contract Rate
4% per annum above the base lending rate from time to time of Barclays Bank Plc;

Contribution
the sum payable by the Landlord pursuant to clause 2.10;

Date of Practical Completion
the date of Practical Completion as certified in the Statement of Practical Completion;

Defects
any defects, shrinkages or other faults in the Landlord's Works due to materials or workmanship not being in accordance with the terms of the Building Contract or this agreement;

Deleterious Materials
materials specified for use other than in accordance with the guidelines contained in the edition of "Good Practice in the Selection of Construction Materials " (British Council for Offices) current at the date of use or any products, substances or materials or any combination of them which are themselves or which incorporate substances which at the time of use:

(a) do not conform with current British or applicable European Standards or codes of practice; and

(b) are generally known in the construction industry to be deleterious to health and safety or to the durability of buildings and/or other structures and/or plant and machinery in the particular circumstances in which they are specified to be used or are used;

Design Sub-Contractors
the sub-contractors appointed or to be appointed by the Building Contractor who have a material design responsibility for the Landlord's Works including for the carrying out of the following elements of the Landlord's Works:

(a) lift;

(b) structural steelwork and roof structure;

(c) pre-cast concrete;

(d) profiled metal cladding or curtain walling;

(e) cladding and roofing;

28617861.6

2

• • 2H17tlU (f) mechanical and electrical installation; (g) ground floor slab; and (h) syphonic drainage; Encumbrances the agreements, covenants, declarations, exceptions, provisions, reservations and other matters, if any, set out in Schedule 1; Energy Perfonnance Certificate a certificate which complies with the Energy Performance of Buildings (England and Wales) Regulations 2012 (S1 2012/3118) or regulation 29 Building Regulations 2010; Employer's Agent KAM Projects Consultants Limited (company number 08638566) whose registered office is at The White House, Middle Lane, Leckhampstead, Buckingham MK18 5NS or such other employer's agent as the Landlord appoints in connection with the Landlord's Works under the Building Contract; Expert has the meaning given to it in paragraph 1 Schedule 3; Initial Property has lhe same meaning as the definition of Initial Property under the Lease; Internal Area the gross internal area of the Building measured in square feet in accordance with Part 3 of the RICS Property Measurement 6'" edition, May 2015 and on the basis that: (a) all such relevant measurements within the warehouse of the Building will be taken to the internal face of the cladding rails; and (b) all plant platforms, plant decks and plant floor areas will be excluded from such calculations; Insolvent if a person is a company: (a) it enters into a voluntary arrangement under Part I Insolvency Ad 1986 or it enters into a scheme of arrangement with its creditors in satisfaction or composition of its debt; (b) an administrator is appointed under Part II Insolvency Act 1986; (c) a receiver or manager, including an administrative receiver, is appointed whether under Part Ill Insolvency Act 1986, under the Law of Property Act 1925 or otherwise; (d) a resolution to wind-up is passed or a provisional liquidator is appointed or a winding-up order is made under Part IV Insolvency Ad 1986 unless the purpose of a solvent amalgamation or reconstruction of the company; (e) a scheme of arrangement is made under Part 26 Companies Act 2006; (f) it changes its status from unlimited to limited; or (g) it is struck off the register of companies or otherwise ceases to exist; 3

• • ZN17N1.5 if a person is an individual: (a) an interim order or voluntary arrangement is made under Part VIII Insolvency Act 1986; (b) a trustee in bankruptcy is appointed or the individual is otherwise made bankrupt; (c) the individual enters into a deed of arrangement or composition with his or her creditors; (d) a receiver is appointed under the Mental Health Act 1983 or the individual becomes incapable of managing his or her affairs; or (e) the individual dies; if tw::i or more people are in partnership and: (a) they enter into a voluntary arrangement under Part II Insolvency Partnerships Order 1994; (b) an administration order is made under Part Ill Insolvent Partnerships Order 1994; or (c) a winding-up order is made under Parts IV or V Insolvent Partnerships Order 1994; or (d) a person is incorporaled or resident in a jurisdiction outside England and Wales and any event or circumstance occurs which under the laws of that jurisdiction has an analogous or equivalent effect to any of the above events; Justifiable Delay Events any one or more of the following: (a) delay by an electlicity undertaking in pursuance of its statutory obligations or failure by such an undertaking to carry out such work; (b) loss or damage by any one or more of the Insured Risks; (C) act of God; (d) any act or omission of the Tenant; Landlord's Solicitors Gateley Pie of One Eleven Edmund Street, Birmingham B3 2HJ (ref: RXP/CS/125230.002) or such other solicitors as the Landlord appoints in relation to this agreement and notifies to the Tenant's Solicitors in writing); Landlord's Works the works in relation to the Property and the Off Site Works (if any) detailed in the Specification; Lease a lease to be granted by the Landlord to the Tenant at the request of the Guarantor in the form attached to this agreement at Appendix 3 incorporating the details to be included under clause 5.2; Lease Completlon Date five Working Days after the Date of Practical Completion;

• • 2N1711t.l Licence to Carry Out Works a licence to carry out worlcs to be granted by the Landlord to the Tenant in the fonn attached to this agreement at Appendix 3 in respect of the Tenant's Worlcs; Licence Period the period from and including the date of this agreement to and including the Lease Completion Date; Long Stop Date 29 January 2019 as to which time is of the essence; Notice of Completion of Making Good the notice, statement or certificate to be issued under the Building Contract certifying that all Defects which appear during the Rectification Period and which are the responsibility of the Building Contractor have been made good in accordance with the tenns of the Building Contract; Off Site Works any worlcs that must be completed other than on the Adjoining Property (whether pursuant to the Planning Pennission or any Statutory Agreement or otherwise) as part of the Landlord's Works so as to afford proper and reasonable access to the Property; Opinion Letter Guarantor an opinion letter in the fonn annexed at Appendix 5 given by a reputable finn of lawyers practising in the jurisdiction in which the Guarantor is incorporated; Opinion Letter Landlord an opinion letter in the fonn annexed at 6 given by a reputable finn of lawyers practising in the jurisdiction in which the Landlord is incorporated; Practical Completion completion of the Landlord's Worlcs in accordance with the provisions of the Building Contract but disregarding any minor defects that are the subject of a snagging list to be attached to the Statement of Practical Completion in accordance with the provisions of the Building Contract; President the President for the time being of the Royal Institution of Chartered Surveyors or any person authorised to act on his behalf; Professional Team the following professionals: (a) the Architect; (b) the Employer's Agent; (c) the Civil and Structural Engineer; Property the industrial premises known as Unit 7 Mountpark Southampton, Wide Lane, Southampton SO18 2NQ fanning part of the Tide Number intended to be let to the Tenant as shown edged red on the plan attached to the Lease; Recommendation Report the recommendation report required by regulation 9 Energy Perfonnance of Buildings (England and Wales) Regulations 2012 (SI 2012/3118), including a report issued by an Energy Assessor for the purposes of regulation 29(5) Building Regulations 2010 SI 201/2214) or regulation 20(1) Building (Approved Inspectors etc.) Regulations 2010 (SI 2010/2215); 5

28617851.5 Rectification Period the defects liability period or rectification period under the Building Contract; Rent Commencement Date G I O e. (., un b if 20 IC\ provided that if the date of Practical Completion occurs /J (_ C after 29 November 2018 then the rent commencement date shall be postponed by the number of days that the Date of Practical Completion occurs after 29 November 2018; Requisite Consents all agreements, approvals (including approval of reserved matters), consents, permissions and licences required from any local or other competent authority under any statute, by-law or regulation which are necessary to enable the Landlord lawfully to carry out and complete the Landlord's Works or to reinstate them if they are damaged or destroyed; Review Date the date calculated as the 5th anniversary of the Term Commencement Date; Specification the specification and plans detailing the Landlord's Works as attached at Appendix 4 and includes any changes to them made under the terms of this agreement or otherwise agreed in writing between the Landlord and the Tenant; Standard Conditions the Standard Commercial Property Conditions (2nd Edition) and Standard Condition shall be interpreted accordingly; Statement of Practical Completion the sectional completion statement of the Landlord's Works to be issued in accordance with the Building Contract certifying that Practical Completion has taken place; Statutory Agreement an agreement or undertaking in respect of and affecting the Property or the Adjoining Property in relation to the Landlord's Works (whether or not also affecting other property) pursuant to: (a) section 106 Town and Country Planning Act 1990; (b) section 111 Local Government Act 1972; (c) section 33 Local Government (Miscellaneous Provisions) Act 1982; (d) section 104 Water Industry Act 1991 or any other provision of similar intent within the meaning of the Water Act 1989 with an appropriate authority for the supply of water or the drainage of surface or foul water from the Property or the Adjoining Property; or (e) any agreement with an appropriate authority or utility company relating to the passage or transmission of gas, water, electricity, foul or surface water drainage or any of them; (f) any highways agreement. Target Area 107,392 square feet of Internal Area; Target Date of Practical Completion 29 October 2018 subject to any changes made in accordance with paragraph 3 of Schedule 2; 6

• • Tenant's Representative JLL Limited of 30 Warwick Street London W1B SNH (ref:Simon Nicholls) or such member of the Royal Institution of Chartered Surveyors appointed by the Tenant and notice of whose appointment has been given in writing to the Landlord; Tenant's Solicitors VLAW Limited of 9 Savoy Street London WC2E 7EG (ref DB/PFS001/006) or such other solicitors as the Ten ant appoints in relation to this agreement and notifies the Landlord's Solicitors in writing; Tenant's Works the fitting-out works to warehouse, ground floor and first floor office at the Property to be carried out by the Tenant briefly described in the Licence to Carry Out Works and includes any changes to them agreed in writing between the Landlord and the Tenant; Tenn Commencement Date the Lease Completion Date: Title Number HP810602; Utilities electricity, gas, water, surface water, foul drainage, heating, air conditioning, ventilation, telecommunications, satellite and data communications and any other services or supplies; Utlllty Agreements any agreements or deeds (including leases or agreements for the grant of rights, easements, wayleaves and connection agreements) with statutory undertakers or other utility providers which relate to the provision of Utilities to the Property or the Adjoining Property and which are reasonably required as part of or to facilitate the carrying out of the Landlord's Works; VAT value added tax chargeable under the Value Added Tax 1994 and any similar replacement tax and any similar additional tax; Warranties the warranties to be provided by the Building Contractor and the Professional Team in the fonns annexed at Appendix 1; Sub-contractor Warranties the warranties to be provided by the Design-Sub Contractors in the forms annexed at Appendix 7; Working Day any day except Saturday, Sunday and bank or other public holidays in England. 1.2 In this agreement, unless the context otherwise requires: ZN1716U 1.2.1 the clause headings are for reference only and do not affect its interpretation; 1.2.2 unless otherwise indicated, references to clauses and schedules are to clauses of and schedules to this agreement and references in a schedule to a paragraph are to a paragraph of that schedule; 1.2.3 references to any statute or statutory provision include references to: (a) all Acts of Parliament and all other legislation having legal effect in the United Kingdom; and (b) any subsequent statutes directly or indirectly amending, consolidating, extending, replacing or re-enacting that statute and also include any 7

• • 2. 2.1 2.2 2.3 24 orders, regulations, instruments or other subordinate legislation made under that statute; 1.2.4 references to the Property, the Building and the Adjoining Property include any part of them; 1 2.5 the words other, Include, lncludlng and in particular do not limit the generality of any preceding words and any words which follow them shall not be construed as being limited in scope to the same class as the preceding words where a wider construction is possible; 1.2.6 indemnify means to indemnify against all actions, claims, demands and proceedings taken or made against a party and all costs, damages, expenses, liabilities and losses incurred by the party; 1.2. 7 if there is more than one person as a party to this agreement, the obligations that they undertake can be enforced against them all jointly or against each individually; 1.2.8 if any provision is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remainder of the agreement shall be unaffected; 1.2.9 as between the landlord and the Tenant unlit informed in writing to the contrary by the Tenant the Landlord shall be entitled to rely on any written confirmations, approvals, agreements or consents of the Tenant's Representative alone as being binding and given on behalf of the Tenant in relation to any matter contained in this agreement and any information which the Tenant is bound to provide under this agreement shall be properly provided if so provided by the Tenant's Representative alone; and 1.2.10 if there is any conflict between the Specification and the terms of this agreement the latter shall prevail. AGREEMENT FOR LEASE The landlord and the Tenant shall comply with their obligations in respect of the Landlord's Works as set out in Schedule 2. The Landlord agrees to grant or procure the grant of and the Tenant agrees to accept the grant of the Lease and to enter into the Licence to Carry Out Works on the Lease Completion Date. No purchase price, premium, or deposit is payable. On the Date of Actual Completion the Guarantor shall provide to the Landlord an opinion letter in respect of the Guarantor relating to the Lease in the form of the Opinion Letter Guarantor with such amendments as may be approved by the Landlord (such approval not to be unreasonably withheld). Upon completion of the Licence to Carry Out Works the Guarantor shall provide to the landlord an opinion letter in respect of the Guarantor relating to the Licence to Carry Out Works in the form of the Opinion Letter Guarantor with such amendments as may be approved by the Landlord (such approval not to be unreasonably withheld). 2.5 On the Date of Actual Completion the Landlord shall provide to the Tenant and the Guarantor an opinion letter in respect of the Landlord relating to the Lease in the form of the Opinion Letter Landlord with such amendments as may be approved by the Tenant (such approval not to be unreasonably withheld). 2.6 Upon completion of the Licence to Carry Out Works the Landlord shall provide to the Tenant and the Guarantor an opinion letter in respect of the landlord relating to the Licence to Carry Out Works in the form (mutatis mutandis) of the Opinion Letter Landlord with such amendments as may be approved by the Tenant (such approval not to be unreasonably withheld). 2.7 During the Licence Period the Tenant shall be permitted to occupy the Initial Property on the terms of Schedule 4 but shall not otherwise be entiUed to occupation or possession of the Property until the Lease has been completed. The Landlord shall procure that an electricity IN17Ht.5 8

• • power supply for the Property in accordance with the Specification is maintained and available for use by the Tenant free of charge throughout the Licence Period. The Landlord shall as necessary provide such power by means of mobile generation plant. 2.8 On or before the Date of Actual Completion the Landlord shall deliver to the Tenant's Solicitors copies of the documents listed in Schedule 5 and, where possible, duly certified by the Landlord's Solicilors to be complete and true copies of the originals. 2.9 On or before the Date of Actual Completion the Landlord shall deliver to the Tenant's Solicitors the Warranties duly executed and completed and the Tenant shall not be obliged to accept the Lease in the absence of any of the Warranties. 2.10 The Landlord shall pay the Contribution to the Tenant in respect of the proper costs incurred by the Tenant in fitting out of the ground floor offices in the Building as part of the Tenant's Works, such payment shall: 2.10.1 be made without deduction or set off by the Landlord in amounts equal to the sums invoiced by the Tenant's fitting out contractor as evidenced in the invoice referred to at dause 2.10.2; 2.10.2 2.10.3 be made within 15 Working Days of receipt by the Landlord of a copy of each such valid invoice addressed to the Tenant from the Tenant's fitting out contractor or contractors in respect of the carrying out of such fitting out works or an element of the fitting out works; and not exceed a total maximum sum of £140,000. 3. TITLE 3.1 Title to the Property having been investigated by (or on behalf of) the Tenant before the date of this agreement. the Tenant shall be deemed to have accepted such tiUe and shall not be entiUed to raise any objection, enquiry or requisition to the title except in respect of: 3.1.1 any matters registered against the Title Number(s) after 29 May 2018 at 11 :40:58 that relate to matters that the Landlord has not previously disclosed to the Ten ant; and 3.1.2 any financial charges registered against the Title Number(s). 3.2 The Landlord lets with full tiUe guarantee but the implied covenants for title are modified so that: 3.2.1 the covenant set out in section 2(1)(b) Law of Property (Miscellaneous Provisions) Act 1994 (LP(MP)A 1994) shall not extend to costs arising from the Tenant's failure to: (a) make proper searches; or (b) raise requisitions on title or on the results of the Tenant's searches before the date of this agreement; and 3.2.2 the covenant set out in section 3(3) LP(MP)A 1994 shall extend only to charges or encumbrances created by the Landlord. 3.3 This agreement is executory only and shall not operate or be deemed to operate as a demise of the Property until Actual Completion. 3.4 Vacant possession of the Property will be given to the Tenant upon Actual Completion. STANDARD CONDITIONS 3.5 This agreement incorporates the Standard Conditions in so far as they apply to the grant of a lease and are not varied by or inconsistent with the provisions of this agreement (which shall prevail in the case of a conflict). 3.6 For the purposes of the Standard Conditions, references to 'the seller" and 'the buyer" shall be deemed to be references to the Landlord and the Tenant respectively. 3.7 The conditions set out in Part 1 of the Standard Conditions shall be varied as follows ZM17MU 3. 7.1 in Standard Condition 1.1.1(c) insert at the end 'or its successors in tide"; 9

• • 3.7.2 in Standard Condition 1.1.1(e) the contract rate shall be the Contract Rate specified in this agreement; 3. 7.3 in Standard Condition 1.1.3(b) all the words after "secured on the property" shall be deleted and there shall be added the words "and (c) in the case of the seller notwithstanding that the seller does not at the completion date have the legal estate vested in it"; 3.7.4 Standard Condition 1.1.4(a) shall not apply; 3.7.5 Standard Condition 3.3 shall be replaced in its entirety with: "The buyer shall have no rights of light or air or other rights over any land which the seller will be retaining near the property other than any expressly granted or reserved in the transfer or lease of the property to the buyer"; 3. 7.6 in Standard Condition 4.2.4 insert ·or if earlier the date two working days prior to the date on which the seller is to take the step in such proceedings" after "ten working days" and also at the end of 4. 2.7(b)(ii); 3.7.7 3.7.8 Standard Condition 8.8.2 shall be varied to read: "The parties are to complete the contract before 2.00pm on the tenth working day following the giving of the notice to complete, excluding the day on which the notice is given. For this purpose, time is of the essence of the contract"; in standard Condition 9.1.2 the word "represented" shall be deleted and the words "expressly stated in the contract" shall be substituted in its place. 3.8 Part 2 of the Standard Conditions shall not apply to this agreement. 4. ENCUMBRANCES 4.1 The Property is let subject to the Encumbrances so far as they are still subsisting and affect the Property. 4.2 The Tenant is to be treated as accepting the grant of the Lease with full knowledge of any Encumbrances and will not raise any requisition or objection to them. 4.3 The Property is let subject to such of the following as affect the Property and are still subsisting: 21111111.1 4.3.1 all matters contained or referred to in the Lease; 4.3. 2 4.3.3 4.3.4 435 the matters contained or referred to in standard Condnion 3.1.2; any registered local land charges and any matter capable of being registered as a local land charge even if not so registered at the Date of Actual Completion; any notice, order or proposal given or made by a government department or by any public or local authority, statutory undertaker or other competent body or person; all charges, orders, proposals, restrictions, agreements, notices or other matters arising under the town and country planning or highways legislation which affect or relate to the Property and to any orders or regulations made under that or any other legislation; 4.3.6 all rates, charges and other outgoings which affect or are charged on the Property except for any mortgage or legal charge relating to money secured on the Property; 4.3.7 any unregistered interest that overrides the disposition effected pursuant to this agreement under Schedules 1, 3 or 12 Land Registration Act 2002 or which would override the disposition if the Lease were subject to first registration; 4.3.8 any Statutory Agreement; 4.3.9 all public or private rights of way and other rights, easements or quasi-easements and wayleaves affecting the Property and other like matters 10

• • 4.3.10 and the Landlord shall not be required to give any evidence or information as to the existence or otherwise of any such matters; and all liability to repair and maintain roads, paths, conduits, fences and other like matters or to contribute to the cost of their repair and maintenance, and the Landlord shall not be required to give any evidence or information as to the existence or otherwise of any such matters; 5. THE LEASE 5.1 The Lease and its counterpart and the Licence to Carry Out Works and its counterpart shall be prepared by the Landlord's Solicitors. 5.2 The following details shall be inserted in the Lease and its counterpart when they are engrossed or, if this is not possible, inserted in manuscript and initialled by or on behalf of the parties on the Date of Actual Completion: 5.2.1 the Term Commencement Date; 5.2.2 the Rent Commencement Date; 5.2.3 the Basic Rent; 5.2.4 5.2.5 the Review Date; any amendment to the Lease, as referred to in paragraph 1.3 Schedule 2. 5.3 The liability to pay the contribution towards the insurance premiums under the Lease shall commence on the Term Commencement Date and the liability to pay the contribution towards the service charge under the Lease shall commence on the Term Commencement Date. 5.4 The Landlord may make such minor additions or modifications to the form of the Plan as may be reasonably required properly to describe the Property or the Building as eventually designed and constructed in accordance with this agreement or to describe the Property or the Building as named. 5.5 As soon as reasonably practicable after the Date of Actual Completion the Tenant shall use all reasonable endeavours to register the Lease and remove any notice in respect of this agreement at the Land Registry and, on completion of that registration, shall provide the Landlord with official copies of the title to the Lease showing the Tenant registered as proprietor together with any tide plan produced or updated by the Land Registry as part of that registration. 6. 6.1 6.2 6.3 6.4 6.5 ZH17HU MEASUREMENT OF THE INTERNAL AREA The Landlord and the Tenant shall co-operate to ensure that the Building is measured for the purposes of agreeing the Internal Area as soon as the Internal Area can be accurately determined, whether before, on or after the Date of Practical Completion. The Landlord shall give the Tenant not less than three Working Days' prior written notice of the date and time, being a Working Day, when the Employer's Agent and/or the Building Contractor will measure the Building for the purposes of determining the Internal Area. If the Employer's Agent and the Tenant's Representative are unable to agree the lnlernal Area within five Working Days of the measurement of the Building, either the Landlord or the Tenant may apply for the matter to be determined in accordance with Schedule 3. The Basic Rent shall be calculated upon the agreement or determination of the Internal Area. Notwithstanding that the Internal Area of the Building may not have been agreed, the Landlord and Tenant shall complete the Lease on the Lease Completion Date and in such circumstances the Basic Rent shall be the sum of £9g3,376.00 per annum and in the event that following the agreement or determination of the Internal Area the Basic Rent is greater or lesser than the above figure then any difference shall either be paid by the Tenant within 1 O Working Days of such determination or agreement or if relevant credited for the Ten ant's benefit in the next rental demand issued following the agreement or determination of the 11

• • lntemal Area and the parties shall as soon as reasonably practicable enter into a deed of variation of the Lease recording the change in the Basic Rent. 7. CONFIDENTIALITY 7.1 Each of the parties to this agreement agrees that ii shall take all reasonable steps to keep confidential and shall not (without the prior written approval of the other party such approval not to be unreasonably withheld or delayed) seek to publicise to any other person the existence of and the terms of this agreement (but not so as to restrict the parties in any way in the performance of their obligations under this agreement) PROVIDED that no consent shall be required where disclosure is required by law or under the rules binding on the party concemed of a stock exchange or to any professional or other advisor of the party concerned provided that the party concemed requires that the advisor to whom the information is disclosed keeps it confidential. 7.2 The Tenant agrees with the Landlord not to protect this agreement (or any rights created by it) on the register of the Landlord's title except by way of unilateral notice and not to produce a copy or extract of this agreement to the Land Registry (except where the Tenant is making an application for first registration of the Lease or an application to note rights granted in the 8. 8.1 8.2 8.3 8.4 8.5 8.6 8.7 Lease after completion) . GUARANTEE This agreement has been entered into by the Tenant with the consent of and at the request of the Guarantor and in consideration of the Landlord agreeing to let the Property to the Tenant. The Guarantor covenants with and guarantees to the Landlord and (without the need for any express assignment) with the Landlord's successors in tijle by way of primary obligation, that the Tenant will comply with the terms of this agreement. As an independent obligation, the Guarantor agrees with the Landlord to comply with the terms of this agreement if the Tenant does not do so and to indemnify the Landlord against any breach of those terms. The Guarantor agrees that the Landlord may make a claim under this guarantee and indemnity without first making a claim against the Tenant. The Guarantor shall pay all sums due to the Landlord under this guarantee and indemnity without any legal or equitable set-off, counterclaim or deduction. If the Tenant fails to complete the Lease the Guarantor will on written demand of the Landlord enter into a lease with the Landlord in the same terms as the Lease save with the Guarantor as the Tenant and excluding the Guarantor's separate guarantee covenant and the Guarantor will pay the Landlord's reasonable legal costs (including VAT) in connection with such lease. The obligations of the Guarantor shall not be released by: 8. 7.1 any delay or neglect by the Landlord in enforcing the terms of this agreement or any time allowed by the Landlord for their performance; 8.7.2 any variation of the terms of this agreement; 8.7.3 the Landlord or the Tenant giving consent to any matter under this agreement; 8.7.4 any legal limitation, immunity, disability, incapacity or other circumstances relating to the Tenant, whether or not known to the Landlord; or 8.7.5 anything else which would have released the Guarantor whether by the variation of the obligations guaranteed or by the conduct of the parties. 8.8 If any liquidator or trustee in bankruptcy of the Tenant shall disclaim this agreement the Guarantor will on written demand by the Landlord within three months of such disclaimer enter into an agreement with the Landlord in the same terms as this agreement save with the Guarantor as tenant and excluding the Guarantor's separate guarantee obligation. The Guarantor will also pay the Landlord's reasonable legal costs (including VAT) in connection with such agreement. 2"17111.1 12

• • 8.9 The Guarantor shall be party to the Lease and the Licence to Carry Out Works to give the guarantees to the Landlord contained in them. 9. TERMINATION 9.1 The Landlord will be entitled to end this agreement by serving written notice on the Tenant if: 9.2 10 . 10.1 10.2 10.3 11. 11.1 11.2 2M17MU 9 1.1 the Tenant does not pay any monies within 14 days after they become due under this agreement; 9.1.2 the Tenant or the Guarantor breaches the terms of this agreement and either: (a) that breach is incapable of remedy; or (b) that breach is capable of remedy and the Tenant or the Guarantor does not remedy the breach within 14 days of a written notice from the Landlord requiring the breach to be remedied; 9.1.3 the Tenant or the Guarantor becomes Insolvent: or 9.1.4 anything occurs in relation to the Tenant or the Guarantor which, had the Lease been granted, would entitle the Landlord to exercise its right of re-entry under the Lease . The Tenant will be entitled to end this agreement by serving notice on the Landlord if: 9.2.1 the Landlord breaches the terms of this agreement and either, (a) that breach is incapable of remedy; or (b) that breach is capable of remedy and the Landlord does not remedy the breach within 21 days of receipt of a written notice from the Tenant requiring the breach to be remedied; 9.2.2 the Landlord becomes Insolvent; or 9.2.3 the Statement of Practical Completion has not been issued on or before the Long Stop Date whether or not the failure to issue the same is due to any event or the act or defalJt of any person other than the Tenant or the Guarantor, or 9.2.4 the Building or the means of access to the Property is destroyed or so damaged after the date of this agreement but before the Date of Practical Completion so as to render the Property or the Building (as appropriate) incapable of use or occupation or inaccessible and such destruction or damage cannot be made good before the Long Stop Date. EFFECT OF TERMINATION If this agreement comes to an end before the grant of the Lease: it will not prejudice the rights of the parties in respect of any breach of this agreement outstanding at the date this agreement ends: the Tenant will immediately procure the cancellation of any land charges registered at the Land Charges Registry or any notice registered at the Land Registry in respect of this agreement and provide written evidence to the Landlord both of the application for cancellation and any acknowledgment of the cancellation; and except in relation to this clause 10, neither the Landlord nor the Tenant will be under any future liability to the other under this agreement and the Guarantor will be released from any future liability under dause 8. LANDLORD'S LIABILITY The Landlord's obligations and duties in respect of the carrying out and completion of the Landlord's Works and generally in relation to the Property are exclusively limlted to the contractual obligations and duties contained in this agreement. The obligations of the Landlord contained in Schedule 2 will not be enforceable against any successor in title to the Landlord's interest in the Property once the Notice of Making Good has been issued. 13

• • 12. NON-ASSIGNMENT 12.1 Subject to dause 12.2, the Tenant shall not assign or deal with its interest in this agreement or any part of it before the grant of the Lease and shall take up occupation of the Property and accept the grant of the Lease itself. 12.2 If the Lease has not been completed by the date six months after the Date of Practical Completion through no default or omission of the Tenant, the Tenant may assign the benefit of this agreement with the prior written consent of the Landlord, such consent not to be unreasonably withheld or delayed, to a person who would be a permitted assignee under the Lease. 12.3 12.4 1 3. 13 1 13.2 13.3 The Landlord is not under any obligation to grant the Lease to anyone other than the Tenant named in this agreement or to a permitted assignee under clause 12.2. The Tenant shall not mortgage or charge or in any way pledge as security its interest under this agreement. ENTIRE AGREEMENT This agreement and the documents annexed to it constitute the whole agreement between the parties and supersede any previous arrangement, understanding or agreement between them relating to the subject matter of this agreement. The Tenant acknowledges that: 13.2.1 in entering into this agreement. the Tenant has not relied on and shall have no right or remedy in respect of any statement, representation, assurance or warranty (whether made negligently or innocently) other than: 13.2.2 13.2.3 (a) as expressly set out in this agreement or the documents annexed to it; or (b) in any written replies which the Landlord's Solicitors have given to any written enquiries raised by the Tenant's Solicitors before the date of this agreement; no representation or warranty is given or is to be implied by: (a) the Landlord entering into this agreement; or (b) any step taken by or on behalf of the Landlord in connection with this agreement; as to the suitability of the Property for the Tenant or the Tenant's use; and nothing in this clause 13.2 shall limit or exclude any liability for fraud; Standard Condition 9.1.1 is varied to read "If any plan or statement in the contract or in written replies which the seller's conveyancer has given to any written enquiries raised by the buyer's conveyancer before the date of this contract is or was misleading or inaccurate due to any error or omission, the remedies available are as follows.· 13.4 This agreement may be signed in any number of duplicate parts all of which taken together will on exchange constitute one agreement. 14. NON-MERGER Insofar as they remain to be performed or observed, the terms and conditions of this agreement shall remain in full force and effect notwithstanding the grant of the Lease to the Tenant. 15. VAT 15.1 Standard Conditions 1.4. 1 and 1 4 2 shall not apply. 15.2 Save as otherwise stated, the amount of any payment or the value of any supply as expressed in this agreement is exdusive of VAT. Where any payment or taxable supply falls to be made pursuant to this agreement any VAT property chargeable thereon shall, against provision of a VAT invoice for it, be paid in addition by the recipient of the supply for which the payment (if any) is or is deemed to be consideration 21117111.1 14

15.3 If any payment under this agreement (not being a supply to which clause 15.2 applies) shall be in reimbursement of any expenditure made by or on behalf of the Landlord on which the Landlord has paid VAT or shall otherwise be subject to VAT, the Tenant or the Guarantor (as the case may be) shall in addition to such payment reimburse or pay (as appropriate) such VAT except to the extent that the Landlord is able to recover that VAT except to the extent that the Landlord is able to recover that VAT.

15.4 The Tenant declares that it has no intention of using the Property or any part of it or allowing it to be used whether by sub-letting or otherwise in such a way as to give rise to the disapplication of any option to tax made by the Landlord.

15.5 The Tenant shall indemnify and keep indemnified the Landlord against all VAT which the Landlord has to repay to HM Revenue & Customs including any under the Capital Goods Scheme and against all VAT which is irrecoverable by the Landlord (together in each case with interest, penalties and costs) due to the disapplication of any election to waive exemption to tax made by the Landlord arising in any way from the Tenant's use of the Property or part or parts of it for an exempt purpose.

16. NOTICES

16.1 Any notice given under this agreement must be in writing and signed by or on behalf of the party giving it.

16.2 Any notice or document to be given or delivered under this agreement must be given by delivering it personally or sending it by pre-paid first class post or recorded delivery, to the addresses stated below:

Landlord: Mountpark Logistics EU 2017 23 SARL care of Mountpark Properties Ltd, 22-23 Old Burlington Street, London W1S 2JJ marked for the attention of Philip O'Callaghan and a copy sent to 18 rue Robert Stumper, L-2557, Luxembourg.

Tenant or Guarantor: Eastlands One, London Road, Basingstoke RG21 4FB

16.3 Any such notice or document will be deemed to have been received:

16.3.1 if delivered personally, at the time of delivery provided that if delivery occurs before 9.00am on a Working Day, the notice will be deemed to have been received at 9.00am on that day, and if delivery occurs after 5.00pm on a Working Day, or on a day which is not a Working Day, the notice will be deemed to have been received at 9.00am on the next Working Day; and

16.3.2 in the case of pre-paid first class or recorded delivery post, at 9.00am on the second Working Day after posting.

16.4 In proving delivery, it will be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid first class or recorded delivery letter.

16.5 A notice or document delivered under this agreement shall not be validly given or delivered if sent by e-mail or fax.

17. INTEREST

If either party to this agreement shall fail to pay to the other party any sums within 14 days of the date such sums are due to such party pursuant to any of the provisions of this agreement, the party in default shall in addition to such sum pay interest at the Contract Rate from and including the date upon which the sum should have been paid up to and including the date of actual payment.

18. MONEY LAUNDERING

No party to this agreement nor their solicitor is obliged to accept any monies payable under this agreement from or drawn on an institution which does not carry on activities of the nature listed in regulation 3(1) Money Laundering Regulations 2007 (SI 2007/2157) and any such payment shall not be treated as a payment made in accordance with the terms of this agreement.

28617851.5

15

• • 19 CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999 Save as expressly provided none of the provisions of this agreement are intended to or will operate to confer any benefit (pursuant to the Contracts (Rights of Third Parties) Act 1999) on a person who is not named a party to the agreement. 20. JURISDICTION 20.1 This agreement shall be governed by and construed in all respects in accordance with the laws of England and Wales to the exclusive jurisdiction of whose courts the parties shall be deemed (lo the extent necessary) irrevocably to have submitted. 20.2 The Guarantor irrevocable authorises and appoints the Tenant to accept service of all legal process arising out of or connected with this agreement and service on the Tenant shall be treated as service on the Guarantor provided that a copy of the notice shall also have been sent to the Guarantor at its registered office set out at the beginning of this agreement. THE PARTIES have signed this agreement on the date first set out above . Zlt17HU: 16

• • ZN17161.I SCHEDULE 1 Title The following matters contained or referred to in the registers of title of the Title Number(s) in so far as they relate to affect or fall to be complied with in respect of the Property:- 1. Deed dated 8 May 2018 between (1) Inchcape Estates Limited and (2) Mountpark Logistics EU 2014 05 SARL. 2. Transfer dated 18 May 2018 between (1) Mountpark Logistics EU 2014 05 S.A.R.L. and (2) Mountpark Logistics EU 2017 23 S.A.R.L. 3. Transfer dated 18 August 2017 between (1) Balmoral Land Limited and (2) Ford Motor Company Limited. 4. Lease dated 21 September 2018 between (1) Mountpark Logistics EU 2017 23 S.A.R.L. and (2) Energetics Electricity Limited . 17

• • SCHEOULE2 Landlord's Works Obligations 1. LANDLORD'S CONSENTS 1 .1 If it has not already obtained them, the Landlord shall use all reasonable endeavours to obtain the Requisite Consents at its own cost and expense as soon as reasonably practicable after the date of this agreement. 1.2 The Landlord will be at liberty to grant such easements or wayleaves or other rights over the Property as may be requisite for the supply of Utilities to the Property or the Adjoining Property provided that there will be no material interference with the Tenant's use and occupation of the Property. 1.3 2. Within ten Working Days of being called upon to do so by the Landlord, the Tenant shall enter into any Utility Agreements in such form as the relevant statutory undertakers or utility provider shall require or, if such statutory undertaker or utility provider require, the Tenant shall consent to any such Utility Agreements. If the Landlord enters into any Utility Agreements before the Date of Actual Completion, then whether or not the Tenant is also required to enter into them, details of the relevant Utility Agreements shall be added to Schedule 6 of the Lease before Actual Completion as matters to which the Lease shall be subject. CARRYING OUT THE WORKS 2.1 Subject to obtaining the Requisite Consents, the Landlord shall procure that the Building Contractor proceeds diligenUy with and carries out and completes the Landlord's Works: 2.2 2.1.1 in a proper and workmanlike manner; 2.1.2 using good quality and suitable materials to the extent nol otherwise specified in the Specification; 2.1.3 in accordance with: (a) the Specification; (b) the terms of the Building Contract; (c) the Approved Planning Permission; (d) the Requisite Consents; (e) all Applicable Law, including the CDM Regulations; (f) British standards and any applicable codes of building practice; and 2.1.4 without using or specifying the use of any Deleterious Materials. Without prejudice to paragraph 2.1, the Landlord shall use its all reasonable endeavours to ensure that the whole of the Landlord's Works are carried out and completed by the Target Date of Practical Completion. 2.3 In carrying out the Landlord's Works, the Landlord shall procure that all conditions attached to and requirements of the Requisite Consents relating to the Landlord's Works and within the Landlord's control are discharged or complied with before the Date of Actual Completion and shall use all reasonable endeavours to procure that all other conditions outside the control of the Landlord are discharged or complied with before the Date of Actual Completion but compliance with all post-occupation conditions relating to the Property shall be the responsibility of the Tenant (excluding any conditions which require the payment of money or financial contributions directly to the local authority). 3. EXTENSIONS OF TIME 3.1 The Target Date of Practical Completion is to be put back by a period of time equal to any extension of time allowed to the Building Contractor under the Building Contract that does not result from the act, omission or default of the Landlord or that arises from a Justifiable Delay Event. 3.2 If there is any delay in completing the landlord's Works arising from: 2"11111.1 18

3.2.1 a Justifiable Delay Event;

3.2.2 any default of the Building Contractor under the terms of the Building Contract; or

3.2.3 the Insolvency of the Building Contractor or any member of the Professional Team;

the Target Date of Practical Completion is to be changed to such date as the Employer's Agent certifies as being reasonable and proper in the light of the reasons for the delay.

4. CDM REGULATIONS

The Landlord as client shall comply with its duties under the CDM Regulations and shall procure that the Building Contractor as the principal contractor for the Landlord's Works shall comply with their duties under the CDM Regulations and that the Employer's Agent as the principal designer for the Landlord's Works shall comply with its duties under the CDM Regulations.

5. LANDLORD'S VARIATIONS

5.1 If any of the materials, plant or equipment required for the Landlord's Works cannot be obtained within a reasonable time or at a reasonable cost the Landlord may substitute alternative materials, plant or equipment of no lesser quality than the materials, plant or equipment which they replace.

5.2 The Landlord may make changes to the Specification:

5.2.1 which are required in order to comply with the terms of the Approved Planning Permission, any Requisite Consents or Applicable Law; or

5.2.2 which the Landlord, the Employer's Agent or the Building Contractor reasonably considers necessary.

5.3 The Landlord will provide at Actual Completion full details of all changes and/or variations to the Building Contract and the Specification.

6. APPOINTMENT OF THE BUILDING CONTRACTOR AND PROFESSIONAL TEAM

6.1 The Landlord shall appoint the Building Contractor and the Professional Team.

6.2 The Landlord shall use all reasonable endeavours to ensure that the Building Contractor:

6.2.1 complies with its obligations in the Building Contract; and

6.2.2 enforces the obligations of the members of the Professional Team under their appointments; and

6.2.3 enforces the obligations of the Design Sub-Contractors under their sub-contracts.

6.3 The Landlord shall use all reasonable endeavours to ensure that each member of the Professional Team complies with the terms of their appointments.

7. WARRANTIES

7.1 The Warranties shall be in the form of the draft warranties attached to this agreement at Appendix 1.

7.2 The Sub-contractor Warranties shall be in the form of the draft warranties attached to this agreement at Appendix 7.

8. STATEMENT OF PRACTICAL COMPLETION

8.1 The Landlord shall ensure that the Employer's Agent inspects the Landlord's Works with a view to the issue of the Statement of Practical Completion and is to instruct the Employer's Agent to give the Tenant not less than three Working Days' prior written notice of the date and time, being a working day, when the Employer's Agent will do so.

8.2 The Tenant and the Tenant's Representative will be entitled to accompany the Employer's Agent on the inspection of the Landlord's Works and to make representations on the proposal to issue the Statement of Practical Completion. The Employer's Agent will have

20617851.5

19

• • due regard to any such representations made but the Employer's Agent will be at liberty to issue the Statement of Practical Completion as in its opinion it thinks it ought to be issued under the terms of the Building Contract. 8.3 If the Employer's Agent does not believe that the statement of Practical Completion can be issued the Employer's Agent shall give notice to the Tenant or the Tenant's Representative, which may be oral notice given during the inspection, of when it is intended to re-inspect the Landlord's Works for the purpose of issuing the Statement of Practical Completion and the procedure in this paragraph 8 will then be repeated as often as necessary until the Statement of Practical Completion is issued. 8.4 Subject to Practical Completion having taken place, the landlord shall procure that the Employer's Agent shall serve a copy of the Statement of Practical Completion on the Tenant and the Tenant's Representative forthwith after issue. 8.5 The issue of the Statement of Practical Completion shall be conclusive evidence binding on the parties that the Landlord's Works have been completed in accordance with the terms of this agreement, subject to the Landlord's obligations during the Rectification Period. 8.6 9. The Landlord and the Tenant acknowledge that the presence of minor Defects in the Landlord's Works at the time of any inspection relating to the issue of the Statement of Practical Completion or the deferment of any work of planting or landscaping until the proper season will not be a ground for delaying the issue of the Statement of Practical Completion and such minor Defects and deferred planting or landscaping will be the subject of a snagging list to the statement of Practical Completion. CONTINUING DEVELOPMENT OF ADJOINING PROPERTY The Tenant: 9.1 acknowledges and accepts that the Landlord is intending to develop the whole of the Adjoining Property and that works at the Adjoining Property may continue after the Date of Practical Completion; and 9.2 waives any right against the Landlord under the Lease or otherwise to claim damages, compensation or any other remedy arising from the disturbance, nuisance or inconvenience caused by such continuing works. 10. FOLLOWING PRACTICAL COMPLETION 10.1 The Landlord shall forthwith after issue of the Statement of Practical Completion: prepare and provide the Tenant with copies of: 10.1 .1 the commissioning reports, test certificates and operating manuals for all plant and machinery installed as part of the Landlord's Works; 10.1 2 a complete set of the as-built plans, drawings and specifications of the Landlord's Works; and 10 1 3 the health and safety file for the Property; 10.2 leave the Property in a good and clean condition, cleared of all unused building materials, plant and equipment used in the carrying out of the Landlord's Works and temporary structures. 11. DEFECTS 11 . 1 The Landlord will at its own expense make good or procure that the Building Contractor makes good all minor Defects which have been identified in the snagging list to the Statement of Practical Completion as soon as reasonably practicable after the Date of Practical Completion. 11.2 The Landlord will at its own expense make good or procure that all Defects for which the Building Contractor is responsible under the Building Contract that arise within the Rectification Period are made good to the reasonable satisfaction of the Tenant in accordance with the terms of the Building Contract 20

• • 11.3 Not less than one month before the end of the Rectification Period, the Landlord shall inspect the Landlord's Worils and prepare a schedule of Defects. 11.4 The Landlord shall: 11.5 11.4.1 11.4.2 11.4.3 11.4.4 serve a copy of the schedule of Defects on the Tenant within ten (10) Working Days after the inspection under paragraph 11.3; include in the schedule of Defects any additional Defects notified in writing by the Tenant or the Tenant's Representative within five Working Days of the service of the schedule of Defects under paragraph 11.4.1; deliver the schedule of Defects to the Building Contractor within the time limits required under the Building Contract; and ensure that a copy of the Notice of Completion of Making Good is provided to the Tenant as soon as reasonably practicable after the Building Contractor has made good the Defects. The Tenant shall allow access to the Property at all reasonable times to enable the schedule of Defects to be prepared and any works required under this paragraph 11 to be carried out and completed. If the Tenant assigns the Lease before the Landlord has complied with its obligations under this paragraph 11 , it shall procure that its assignee allows the Landlord access to the Property to comply with its obligations under this paragraph 11. 11.6 Except in relation to minor defects contained in the snagging list for the Statement of Practical Completion or properly notified to the Landlord in accordance with this paragraph 11, the Landlord will not be liable to the Tenant in respect of any defects in the Landlord's Works. 11. 7 Following the issue of the Notice of Completion Making Good the Landlord will have no further liability whatsoever to the Tenant in connection with the construction of the Landlord's Works whether under this agreement under statute in contract in tort or otherwise save in respect of disputes or breaches of this agreement. if any, notified to the Landlord on or before the date of issue of the Notice of Completion Making Good. 12. DISPUTES 12.1 If any dispute arises under this Schedule 2 which cannot be resolved between the Landlord and the Tenant either the Landlord or the Tenant may require that the dispute be resolved by an Expert in accordance with Schedule 3. 12.2 ntt71&t.5 Unless otherwise specified in this Schedule: 12.2.1 a dispute may be referred in accordance with Schedule 3 only if it cannot be resolved between the Landlord and the Tenant within 14 days of the dispute arising; and 12.2.2 time will not be of the essence for referring the dispute. 21

• • SCHEDULE3 Expert Detennlnatlon 1. APPOINTMENT OF EXPERT 1 .1 The Expert shall be: 1.1.1 in relation to any dispute under Schedule 2: (a) if the dispute relates to the issue of the Statement of Practical Completion, an independent architect of not less than ten years' standing who is experienced in the construction of developments of a similar size and nature to the Landlord's Works who is a member of the Royal Institute of British Architects; (b) if the dispute relates to a question of costs payable, an independent quantity surveyor of not less than ten years' qualification who is experienced in the construction of developments of a similar nature and size to the Landlord's Works who is a member of the Royal Institution of Chartered Surveyors: and (c) in relation to any other dispute, an independent chartered surveyor of not less than ten years' qualification who is experienced in the construction of developments of a similar nature and size to the Landlord's Works who is a member of the Royal Institution of Chartered Surveyors; or 1.1.2 in relation to any other dispute, any person agreed upon the Landlord and the Tenant or in the absence of agreement such person nominated by the President on the application of either party pursuant to the provisions of this schedule such person being an independent suitably qualified professional person (including but not limited to a solicitor or a surveyor or planning counsel) having regard to the subject matter of the dispute with at least ten years post qualification experience in commercial property matters similar to the subject matter of the dispute. 1.2 The Landlord and the Tenant will use reasonable endeavours to agree the identity of the Expert to determine the dispute. 1.3 Unless the Landlord and the Tenant agree the identity of the Expert within two weeks of a request to do so. the Expert shall be appointed at the written request of the Landlord or the Tenant by the President if the Expert is to be a surveyor or by the president or other most senior officer of the Royal Institute of British Architects if the Expert is an architect 1.4 The reference to an Expert shall be made to him as an expert unless paragraph 1.5 applies or the Landlord and the Tenant agree at the time of his appointment that he should act as an arbitrator. 1.5 If any dispute raises or relates to the same or parallel issues as those which have been or are being submitted to independent determination under the Building Contract. the Landlord and the Tenant will endeavour to appoint the same person acting in the same capacity as may be appointed to resolve the dispute under the Building Contract and to have the dispute proceedings under this agreement and the Building Contract consolidated. 2. CONDUCT OF THE DISPUTE 2.1 Where the Expert is to act as an expert: 21t17UU 2.1.1 the landlord and the Tenant may make written representations within ten Working Days of his appointment and will copy the written representations to the other party; 2.1.2 the Landlord and the Tenant shall have a further ten Working Days to make written comments on each other's representations and will copy the written comments to the other party; 22

• • 2 1.3 the Expert shall be at liberty to call for such written evidence from the parties and to seek such legal or other expert assistance as he or she may reasonably require; 2.1.4 the Expert shall not take oral representations from the Landlord or the Tenant without giving both parties the opportunity to be present and to give evidence and to cross examine each other; 2.1.5 the Expert shall have regard to all representations and evidence before him or her when making his or her decision, which shall be in writing, and will contain reasons for his decision; 2. 1 .6 the Expert shall use reasonable endeavours to publish his decision within 30 Working Days of his appointment; and 2. 1 . 7 the Expert shall act impartially and in good faith between the parties; 2.2 Where the Expert is to act as an arbitrator: 2.2. 1 2.2.2 2.2.3 2.2.4 2.2.5 all submissions made or evidence supplied to him shall be in writing unless the parties agree within ten Working Days of his appointment that this requirement does not apply; the date of his award will be deemed to be the date on which he serves a copy of the award on the Landlord and the Tenant or the latest date if there is more than one; he will not be entiUed to order the rectification, setting aside or cancellation of this agreement or any other deed or document; he will not be entitled to direct that the recoverable costs of the arbitration, or any part of it, be limited to a specified amount; and he will not be entitled to require that security be provided in respect of the costs of the arbitration; 2.3 Responsibility for the costs of referring a dispute to an Expert under this Schedule including costs connected with the appointment of the Expert and the Expert's own costs, but not the legal and other professional costs of any party in relation to a dispute, will be decided by the Expert or, in the absence of any such decision, borne equally between the parties . Jlt1711U 23

SCHEDULE 4

Early Access Licence

1. **RIGHT TO OCCUPY THE PROPERTY**

1.1 During the Licence Period the Tenant will be permitted to occupy the Initial Property as a licensee only and the Tenant does not have, nor is entitled to any, estate right or interest in the Initial Property either as completed or in the course of construction, or in any materials (apart from those materials deposited by the Tenant on the Initial Property in connection with the Tenant's Works).

1.2 During the Licence Period, the Tenant shall comply with the Tenant's obligations in the Lease, so far as they are applicable to the occupation of the Initial Property as a licensee, as if the Lease had been granted on the Access Date (including the provisions relating to alterations and planning permissions in so far as they relate to the Tenant's Works).

2. **USE OF THE PROPERTY**

2.1 The Tenant shall not use the Initial Property during the Licence Period for any purpose other than carrying out the Tenant's Works and for receiving deliveries of and storing goods and materials for the purposes of carrying on its business.

2.2 If the Tenant carries out the Tenant's Works before the Licence to Carry Out Works is granted, it shall do so on the terms of the Licence to Carry Out Works as if it had been granted to the Tenant on the Access Date.

2.3 The Tenant may not assign or underlet to or hold its right to occupy the Initial Property under this agreement on trust for any other person.

2.4 The Tenant must not breach the conditions of the Approved Planning Permission if it occupies and/or uses the Property during the Licence Period and the Tenant shall indemnify the Landlord against all liabilities, expenses, costs, claims and losses suffered or incurred by the Landlord arising out of or in connection with any such breach by the Tenant.

3. **CONCURRENT WORKS**

3.1 If the Tenant enters onto the Initial Property to carry out the Tenant's Works before the Date of Practical Completion the Tenant and its contractors will:

3.1.1 co-operate with the Landlord and the Building Contractor to ensure that any remaining Landlord's Works, including making good defects, and the Tenant's Works can be carried out simultaneously;

3.1.2 comply with the proper and reasonable directions of the Building Contractor;

3.1.3 ensure that no material interruption or delay in the completion of the Landlord's Works is caused by the carrying out of the Tenant's Works; and

3.1.4 indemnify the Landlord in respect of any material interruption or delay in the Landlord's Works arising from any breach of the Tenant's obligations in this paragraph 3.1 and any infringement of the terms of any Landlord's consent by the carrying out of the Tenant's Works;

3.2 Before entering on the Initial Property the Tenant shall submit a method statement to the Landlord for approval (such approval not to be unreasonably withheld or delayed) setting out the proposed working methods for the carrying out of the Tenant's Works. The method statement shall contain:

3.2.1 details of the consultants' and contractors' proposals for the design and carrying out of each part of the Tenant's Works;

3.2.2 proposals for regular liaison, co-ordination and co-operation of the Tenant, its consultants and contractors with the Landlord and the Building Contractor with the intention of avoiding hindering or endangering the Landlord's Works;

3.2.3 details of the order and timing of the Tenant's Works, including proposals for:

28817861.5

24

• • (a) means and timing of access to the Initial Property; (b) the frequency of delivery to the Initial Property of materials and equipment for incorporation or use in the Tenant's Works; (c) the protection of the Landlord's Works and the storage of materials, plant and equipment. 4. ENDING OF THE LICENCE PERIOD The Licence Period will end on the grant of the Lease or, if ea�ier, if this agreement comes to an end. 5. COM REGULATIONS 5.1 5.2 5.3 If the COM Regulations apply to the Tenant's Works, the Tenant shall: agree in writing with the Landlord that the Tenant is to be treated as the only cliern in respect of the Tenant's Works for the purposes of the COM Regulations and the parties agree that this paragraph is such an agreement; comply with its obligations as a ctient for the purposes of the COM Regulations; ensure that the principal designer and the principal contractor that it appoints in relation to the Tenarn's Works comply with their respective obligations under the COM Regulations; 5.4 ensure that all relevarn documerns relating to the Tenant's Works are placed in the health and safety file for the Property by the principal designer or principal cornractor in accordance with the COM Regulations and otherwise comply with its obligations in the Lease relating to those documents and the file . JM17M1.i 25

SCHEDULE 5

Documents to be supplied on Actual Completion

Date	Document	Parties
5/12/2017	S 106 agreement	Southampton City Council (1) Mountpark Logistics EU 2014 05 SARL (2)
9/8/2017	s.278 agreement	Southampton City Council (1)) Mountpark Logistics EU 2014 05 SARL (2) Winvic Construction Limited (3) and Euler Hermes S.A. (N.V.) (4)
19/12/2017	Architect appointment	(1) Mountpark Logistics EU 2014 05 SARL (2) Michael Sparks Associates LLP
2/1/2018	Novation agreement - architect	(1) Mountpark Logistics EU 2014 05 SARL (2) Michael Sparks Associates LLP (3) Winvic Construction Limited
19/12/2017	Engineer appointment	(1) Mountpark Logistics EU 2014 05 SARL (2) Complete Design Partnership Limited
2/1/2018	Novation agreement - engineer	(1) Mountpark Logistics EU 2014 05 SARL (2) Complete Design Partnership Limited (3) Winvic Construction Limited
19/12/2017	Appointment employer's agent	(1) Mountpark Logistics EU 2014 05 SARL (2) KAM Project Consultants Limited
18/5/2018	Novation agreement	(1) KAM Project Consultants Limited (2) Mountpark Logistics EU 2014 05 SARL (3) Mountpark Logistics EU 2017 23 SARL
19/12/2017	Building contract	(1) Mountpark Logistics EU 2014 05 SARL (2) Winvic Construction Limited
	Variations to Building Contract issued by the Employer's Agent	(1) Mountpark Logistics EU 2014 05 SARL (2) Winvic Construction Limited
18/5/2018	Novation agreement building contract	(1) Winvic Construction Limited (2) Mountpark Logistics EU 2014 05 SARL (3) Mountpark Logistics EU 2017 23 SARL
24/5/2018	Agreement (steel frame)	(1) Winvic Construction Limited (2) Caunton Engineering Ltd
24/5/2018	Agreement (concrete works)	(1) Winvic Construction Limited (2) Concast Building Limited
24/5/2018	Agreement (M & E)	(1) Winvic Construction Limited (2) HWM Building Services Ltd
24/5/2018	Agreement (cladding)	(1) Winvic Construction Limited (2) IRC Carocelle Ltd
24/5/2018	Agreement (syphonic drainage)	(1) Winvic Construction Limited (2) Sapoflow Ltd
24/5/2018	Agreement (lifts)	(1) Winvic Construction Limited (2) Schindler Ltd
24/5/2018	Agreement (windows and curtain walling)	(1) Winvic Construction Limited (2) Speedclad Ltd

20617651.6

26

24/512018 Agreement (1) Winvic Construction Limited (2) Stanfords Industrial (structural slab) Concrete Flooring Ltd 24/5/2018 Agreement (dock (1) Winvic Construction Limited (2) Stertil UK Ltd doors etc) 14/8/2018 Agreement (1) Winvic Construction Limited (2) G&H Sustainability Limited 11/4/2018 Agreement (1) Stanford Industrial Concrete Flooring Limited (2) Face Consultants Limited • • 21117111.1 27

Signed for and on behalf of the Landlord ... Mana Manager Signed for and on behalf of the Tenant Director Signed for and on behalf of the Guarantor Duly authorised 28617851.5 28